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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Concentra Corporation
             (Exact name of registrant as specified in its charter)

                  Delaware                                      04-2827026
  (State of incorporation or organization)                  (I.R.S. Employer
                                                            Identification No.)

 21 North Avenue, Burlington, Massachusetts                    01803-3301
  (Address of principal executive offices)                     (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered

       Rights to Purchase
     Series A Participating                                  NASDAQ
   Cumulative Preferred Stock


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                                        CONCENTRA CORPORATION


                                                        By: /s/ William E. Kelly
                                                           ---------------------
                                                           William E. Kelly
                                                           Secretary

Dated:  May 7, 1997